                                                                       EXHIBIT 3


                       [Letterhead of ICG Holdings, Inc.]


                                 August 29, 2001


SCP Private Equity Partners II, L.P.
Building 300
435 Devon Park Drive
Wayne, PA  19087-1993

Attn:  Wayne Weisman

                  Re: Breakaway Solutions, Inc.
                      -------------------------

Gentlemen and Ladies:

         By this Letter Agreement, ICG Holdings, Inc., a Delaware corporation ("ICGH"), and Internet Capital Group, Inc., a Delaware corporation ("ICGI") hereby waive and terminate from this date forward all of the respective rights, duties and benefits owed to or enjoyed by either of them under any and all contracts, arrangements, understandings, relationships or other bases by and between ICGI and/or ICGH with SCP Private Equity Partners II, L.P., a Delaware limited partnership ("SCP"), by which (i) ICGI and/or ICGH have or share voting power (which includes the power to vote or direct the voting of) or investment power (which includes the power to dispose or to direct the disposition of) over any equity security issued by Breakaway Solutions, Inc., a Delaware corporation (the "Company"), and owned by SCP and (ii) SCP has or shares voting power (which includes the power to vote or direct the voting of) or investment power (which includes the power to dispose or to direct the disposition of) over any equity security issued by the Company and owned by ICGH or ICGI. Without limitation thereon, the parties to this Letter Agreement agree that:

         1. The Investor Voting Agreement, dated February 16, 2001, by and among SCP and ICGH is hereby terminated.

         2. Section 3.1(d) and Section 4.1 of the Investor Rights Agreement dated April 6, 2001, by and among the Company, SCP and ICGH (the "Investor Rights Agreement") shall be deleted. In addition,
              Section 3.1(b) of the Investor Rights Agreement shall be amended and restated to read as follows: "(b) reserve three seats on the Board of Directors for members selected by SCP (in separate classes)."

         3. The second to last paragraph of the letter agreement, dated February 16, 2001, by and between SCP and ICGH is hereby deleted.

         Notwithstanding the foregoing, this Letter Agreement shall not terminate or in any way alter, amend or waive the Indemnification Agreement by and among SCP, ICGH, ICGI and the Company, the Series A Preferred Stock Purchase Agreement of February 16, 2001, as amended, the Budget and Financial Management Plan entered into in connection with it, or the rights and benefits of SCP under these or any other document, agreement or instrument whatsoever (other than as set forth in 1, 2 and 3 hereinabove), all of which shall remain in full force and effect.

SCP Private Equity Partners II, L.P.
August 29, 2001
Page 2

         Please evidence your agreement to the foregoing by signing below.

                                       Very truly yours,

                                       ICG HOLDINGS, INC.



                                       By:   /s/ Walter W. Buckley, III
                                             ------------------------------
                                             Name:  Walter W. Buckley, III
                                             Title:    President

                                       INTERNET CAPITAL GROUP, INC.



                                       By:   /s/ Walter W. Buckley, III
                                             ------------------------------
                                             Name:  Walter W. Buckley, III
                                             Title:    President

ACKNOWLEDGED AND AGREED:

SCP PRIVATE EQUITY PARTNERS II, L.P.

BY:      SCP PRIVATE EQUITY II GENERAL PARTNER, L.P.,
         its General Partner

         BY: SCP PRIVATE EQUITY II, LLC, its Manager


             By:/s/ Wayne B. Weisman
                ------------------------
                 Name:  Wayne B. Weisman
                 Title: A Manager

ACKNOWLEDGED AND AGREED
SOLELY FOR PURPOSES OF
PROVISION 2 OF THIS LETTER:

BREAKAWAY SOLUTIONS, INC.



By: /s/ Michael A. Flaa
    -----------------------
     Name:  Michael A. Flaa
     Title: Secretary